Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 26, 2018, in Pre-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-225314) of Symetra Life Insurance Company and related Prospectus of the Symetra Trek annuity contract.

/s/ Ernst & Young LLP

Seattle, Washington
October 31, 2018